UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2024

GLUCOTRACK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41141	98-0668934
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

301 Rte 17 North, Ste. 800, Rutherford, NJ	07070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 842-7715

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GCTK	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 26, 2024, Glucotrack, Inc., a Delaware corporation (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on the following five proposals:

Proposal 1 – 2024 Equity Incentive Plan

The Company’s 2024 Equity Incentive Plan was approved. The final results of the voting were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,989,257	885,365	5,163,149	1,932,226

Proposal 2 – Election of Directors

Dr. Robert Fischell, Luis Malave, Andrew Sycoff, Shimon Rapps, Allen Danzig, and Erin Carter were each elected to serve on the Board of Directors (the “Board”) for a one-year term that expires at the 2025 Annual Meeting of Stockholders, or until their earlier death, resignation or removal and their successors are elected and qualified. The final results of the voting were as follows:

Director	Votes For	Votes Against	Abstentions	Broker Non-Vote
Dr. Robert Fischell	10,793,666	134,682	5,109,423	1,932,226
Luis Malave	10,793,666	122,745	5,121,360	1,932,226
Andrew Sycoff	10,805,663	5,231,471	637	1,932,226
Shimon Rapps	10,786,853	5,231,531	19,387	1,932,226
Allen Danzig	10,793,726	122,685	5,121,360	1,932,226
Erin Carter	10,793,806	122,745	5,121,220	1,932,226

Proposal 3 – Reverse Stock Split

The Company’s stockholders approved of an amendment to Article IV of the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s common stock, par value $0.001 per share at a ratio of between one-for-five and one-for-thirty, with such ratio to be determined at the sole discretion of the Board (the “Reverse Stock Split”) and with such Reverse Stock Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion. The final results of the voting were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,094,412	779,366	96,219	–

Proposal 4 – Ratification of Independent Registered Public Accountant

The Company’s stockholders ratified the previous appointment by the Audit Committee of the Board of Fahn Kanne & Co. as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2023. The final results of the voting were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,831,735	114,935	23,327	–

Proposal 5 – Frequency of Non-Binding Advisory Votes on Executive Compensation

The Company’s stockholders indicated, on an advisory basis, the preferred frequency of future non-binding advisory votes on the compensation of the Company’s named executive officers as follows:

Every One (1) Year	Every Two (2) Years	Every Three (3) Years	Abstentions
2,213,593	531,688	8,138,410	5,154,080

In light of the foregoing, the Company currently intends to hold an advisory vote on the compensation of its named executive officers every three (3) years until the next required advisory vote on the frequency of holding the advisory vote on named executive officer compensation.

ITEM 9.01 Exhibit

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2024

GLUCOTRACK, INC.

	By:	/s/ Paul Goode
	Name:	Paul Goode
	Title:	Chief Executive Officer